 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED SECOND QUARTER

(1)
Includes reconciliation of consolidated net income to FFO and Real Estate FFO.

2Q 2026 SUPPLEMENTAL	1

EARNINGS RELEASE
Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Second Quarter 2026 Results and
Increases Guidance for Full Year 2026 Real Estate FFO Per Share
INDIANAPOLIS, August 10, 2026 –  Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended June 30, 2026.
“We delivered excellent financial and operational results this quarter,” said Eli Simon, Chief Executive Officer, President and Chief Operating Officer. “Real Estate FFO per share grew 7.9% year-over-year, supported by consistent broad-based leasing demand, accelerated traffic increases, strong retailer sales growth, and the contribution from acquisitions completed over the past year. Today, we are once again increasing our guidance for full-year 2026 Real Estate FFO per share.”
Results for the Quarter
•
Net income attributable to common stockholders was $483.1 million, or $1.49 per diluted share, as compared to $556.1 million, or $1.70 per diluted share in 2025. Net income for the second quarter of 2025 included a non-cash after-tax gain of  $0.21 per diluted share from investment activity.

•
Real Estate Funds From Operations (“Real Estate FFO”) was $1.249 billion, or $3.29 per diluted share as compared to $1.154 billion, or $3.05 per diluted share in the prior year, an increase of 7.9%.

•
Funds From Operations (“FFO”) was $1.185 billion, or $3.12 per diluted share as compared to $1.189 billion, or $3.15 per diluted share in the prior year, inclusive of the $0.21 per diluted share non-cash after-tax gain in the prior year period.

•
Domestic property Net Operating Income (“NOI”) increased 8.5% and portfolio NOI increased 8.3% compared to the prior year period.

Results for the Six Months
•
Net income attributable to common stockholders was $962.7 million, or $2.97 per diluted share, as compared to $969.8 million, or $2.97 per diluted share in 2025.

•
Real Estate FFO was $2.457 billion, or $6.46 per diluted share as compared to $2.268 billion, or $6.01 per diluted share in the prior year, an increase of 7.5%.

•
FFO was $2.293 billion, or $6.03 per diluted share as compared to $2.194 billion, or $5.82 per diluted share in the prior year.

2Q 2026 SUPPLEMENTAL	2

EARNINGS RELEASE
•
Domestic property NOI increased 7.6% and portfolio NOI increased 7.5% compared to the prior year period.

U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy at June 30, 2026 was 96.0%, unchanged from June 30, 2025.

•
Base minimum rent per square foot was $62.42 at June 30, 2026, compared to $58.70 at June 30, 2025, an increase of 6.3%.

•
Reported retailer sales per square foot was $838 for the trailing 12 months ended June 30, 2026, compared to $736 at June 30, 2025, an increase of 13.9%.

Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $2.25 for the third quarter of 2026. This is an increase of  $0.10, or 4.7% year-over-year. The dividend will be payable on September 30, 2026 to shareholders of record on September 9, 2026.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on September 30, 2026 to shareholders of record on September 16, 2026.
Common Stock Repurchase Program
During the quarter ended June 30, 2026, the Company repurchased 793,077 shares of its common stock and 237,618 limited partnership units at an average price of  $205.10 per share/unit, for a total investment of  $211.4 million.
Capital Markets and Balance Sheet Liquidity
During the quarter, the Company completed 8 secured loan transactions totaling approximately $1.4 billion (U.S. dollar equivalent). The weighted average interest rate on these loans was 5.36%.
The Company completed a Euro senior notes offering totaling €500 million with a 3.65% coupon rate and term of 5 years. Proceeds were used for general corporate purposes.
Additionally, the Company closed a $460 million 5-year term loan priced at SOFR +0.70%. Proceeds were used to repay the $460 million draw under the Company’s $5 billion revolving credit facility.
As of June 30, 2026, Simon had approximately $9.3 billion of liquidity consisting of  $1.7 billion of cash on hand, including its share of joint venture cash, and $7.6 billion of available capacity, net of outstanding commercial paper, under its $8.5 billion of total revolving credit facilities.

2Q 2026 SUPPLEMENTAL	3

EARNINGS RELEASE
2026 Guidance
The Company’s estimates for net income attributable to common stockholders per diluted share and Real Estate FFO per diluted share for the year ending December 31, 2026 are included in the table below and are reconciled in the Company’s supplemental information. The Company is increasing its outlook for full year 2026 Real Estate FFO per diluted share to $13.20 to $13.30, an increase of  $0.08 per diluted share at the midpoint.
	Current		Previous
	Low End	High End	Low End	High End
Estimated net income attributable to common stockholders per diluted share	$6.47	$7.47	$6.61	$6.76
Estimated Real Estate FFO per share	$13.20	$13.30	$13.10	$13.25
Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Daylight Time, Monday, August 10, 2026. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until August 17, 2026. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13761320.
Supplemental Materials and Website
Supplemental information on our second quarter 2026 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share, Real Estate FFO, Real Estate FFO per share and domestic and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Real Estate FFO is FFO of the operating partnership less other platform investments and loss (gain) due to disposal, exchange, or revaluation of equity interests, in each case, net of tax; and unrealized losses (gains) in fair value of publicly traded equity instruments and derivative instrument, net. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

2Q 2026 SUPPLEMENTAL	4

EARNINGS RELEASE
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although Simon believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, Simon can give no assurance that its expectations will be attained, and it is possible that Simon’s actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments.
Simon discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. Simon may update that discussion in subsequent other periodic reports, but except as required by law, Simon undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

2Q 2026 SUPPLEMENTAL	5

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE:
Lease income	$1,659,709	$1,379,454	$3,288,240	$2,746,882
Management fees and other revenues	40,834	37,931	81,022	71,723
Other income	90,055	81,074	178,429	152,867
Total revenue	1,790,598	1,498,459	3,547,691	2,971,472
EXPENSES:
Property operating	171,440	139,816	342,200	276,637
Depreciation and amortization	459,876	339,058	918,773	667,109
Real estate taxes	131,905	105,315	267,865	212,768
Repairs and maintenance	32,687	26,238	72,888	56,380
Advertising and promotion	39,056	36,310	72,986	70,566
Home and regional office costs	69,842	57,564	137,498	122,630
General and administrative	12,004	14,298	66,303	26,927
Other	49,690	35,663	82,918	66,641
Total operating expenses	966,500	754,262	1,961,431	1,499,658
OPERATING INCOME BEFORE OTHER ITEMS	824,098	744,197	1,586,260	1,471,814
Interest expense	(281,164)	(232,724)	(556,826)	(459,720)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	(11,950)	104,499	(18,329)	80,507
Income and other tax (expense) benefit	(10,809)	(35,107)	9,125	(27,470)
Income from unconsolidated entities	119,127	122,875	97,879	153,234
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	(56,425)	(50,455)	(31,037)	(87,220)
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(8,747)	(9,604)	55,593	(9,604)
CONSOLIDATED NET INCOME	574,130	643,681	1,142,665	1,121,541
Net income attributable to noncontrolling interests	90,157	86,714	178,288	150,040
Preferred dividends	834	834	1,669	1,669
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$483,139	$556,133	$962,708	$969,832
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.49	$1.70	$2.97	$2.97

2Q 2026 SUPPLEMENTAL	6

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	June 30, 2026	December 31, 2025
ASSETS:
Investment properties, at cost	$51,094,995	$50,946,067
Less – accumulated depreciation	21,382,543	20,701,510
	29,712,452	30,244,557
Cash and cash equivalents	1,019,091	823,147
Tenant receivables and accrued revenue, net	884,241	934,077
Investment in other unconsolidated entities, at equity	4,012,480	4,362,339
Investment in Klépierre, at equity	1,377,318	1,505,377
Right-of-use assets, net	731,200	755,934
Deferred costs and other assets	1,972,484	1,981,035
Total assets	$39,709,266	$40,606,466
LIABILITIES:
Mortgages and unsecured indebtedness	$28,699,607	$28,430,175
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,806,922	1,954,402
Cash distributions and losses in unconsolidated entities, at equity	1,808,807	1,739,418
Dividend payable	1,318	2,723
Lease liabilities	727,902	756,539
Other liabilities	818,183	1,017,816
Total liabilities	33,862,739	33,901,073
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling redeemable interests	271,827	233,306
EQUITY:
Stockholders’ Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	40,287	40,451
Common stock, $0.0001 par value, 511,990,000 shares authorized, 343,059,947 and 343,060,687 issued and outstanding, respectively	33	33
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	12,394,125	12,347,192
Accumulated deficit	(5,128,188)	(4,608,136)
Accumulated other comprehensive loss	(233,740)	(251,361)
Common stock held in treasury, at cost, 19,508,432 and 17,844,817 shares, respectively	(2,638,101)	(2,319,911)
Total stockholders’ equity	4,434,416	5,208,268
Noncontrolling interests	1,140,284	1,263,819
Total equity	5,574,700	6,472,087
Total liabilities and equity	$39,709,266	$40,606,466

2Q 2026 SUPPLEMENTAL	7

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE:
Lease income	$937,653	$757,888	$1,859,445	$1,507,695
Other income	103,708	112,941	208,889	207,008
Total revenue	1,041,361	870,829	2,068,334	1,714,703
OPERATING EXPENSES:
Property operating	201,456	165,960	416,398	332,607
Depreciation and amortization	177,211	159,675	362,376	318,687
Real estate taxes	67,310	58,606	133,709	117,398
Repairs and maintenance	23,159	18,204	49,440	38,967
Advertising and promotion	25,085	22,474	50,018	44,623
Other	67,184	61,308	139,469	118,155
Total operating expenses	561,405	486,227	1,151,410	970,437
OPERATING INCOME BEFORE OTHER ITEMS	479,956	384,602	916,924	744,266
Interest expense	(205,540)	(174,995)	(410,577)	(345,363)
NET INCOME	$274,416	$209,607	$506,347	$398,903
Third-Party Investors’ Share of Net Income	$142,119	$107,651	$258,581	$204,248
Our Share of Net Income	132,297	101,956	247,766	194,655
Amortization of Excess Investment (A)	(48,684)	(13,871)	(96,341)	(28,336)
Income from Unconsolidated Entities (B)	$83,613	$88,085	$151,425	$166,319

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. (“Klépierre”), our other platform investments, and our previously held equity investment in The Taubman Realty Group (“TRG”) up to the October 31, 2025 transaction. For additional information, see footnote B.

2Q 2026 SUPPLEMENTAL	8

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	June 30, 2026	December 31, 2025
Assets:
Investment properties, at cost	$21,519,924	$22,077,749
Less – accumulated depreciation	10,083,799	9,020,481
	11,436,125	13,057,268
Cash and cash equivalents	1,511,847	1,264,619
Tenant receivables and accrued revenue, net	599,064	605,756
Right-of-use assets, net	111,163	108,349
Deferred costs and other assets	645,256	572,826
Total assets	$14,303,455	$15,608,818
Liabilities and Partners’ Deficit:
Mortgages	$16,605,493	$16,374,773
Accounts payable, accrued expenses, intangibles, and deferred revenue	1,149,481	1,117,855
Lease liabilities	112,971	99,837
Other liabilities	377,817	334,246
Total liabilities	18,245,762	17,926,711
Preferred units	67,450	67,450
Partners’ deficit	(4,009,757)	(2,385,343)
Total liabilities and partners’ deficit	$14,303,455	$15,608,818
Our Share of:
Partners’ deficit	$(1,805,176)	$(1,247,554)
Add: Excess Investment	3,055,376	2,773,173
Our net Investment in unconsolidated entities, at equity	$1,250,200	$1,525,619

Note:
The above financial presentation does not include any information related to our investments in Klépierre and our other platform investments.
For additional information, see footnote B.

2Q 2026 SUPPLEMENTAL	9

EARNINGS RELEASE
Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO and Real Estate FFO
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Consolidated Net Income (D)	$574,130	$643,681	$1,142,665	$1,121,541
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	455,655	335,157	910,434	659,479
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	160,762	207,587	322,370	416,551
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	8,747	9,604	(55,593)	9,604
Net (gain) loss attributable to noncontrolling interest holders in properties	(6,400)	(26)	(12,021)	1,266
Noncontrolling interests portion of depreciation and amortization	(6,917)	(6,346)	(13,202)	(12,339)
Preferred distributions and dividends	(1,032)	(1,126)	(2,064)	(2,252)
FFO of the Operating Partnership(1)	$1,184,945	$1,188,531	$2,292,589	$2,193,850
FFO of the Operating Partnership(1)	$1,184,945	$1,188,531	$2,292,589	$2,193,850
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	9,818	(78,374)	15,136	(60,381)
Other platform investments, net of tax	(2,624)	(6,594)	117,758	47,591
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	56,425	50,455	31,037	87,220
Real Estate FFO(1)	$1,248,564	$1,154,018	$2,456,520	$2,268,280
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.49	$1.70	$2.97	$2.97
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.61	1.42	3.21	2.82
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.02	0.03	(0.15)	0.03
Diluted FFO per share(1)	$3.12	$3.15	$6.03	$5.82
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net of tax	0.03	(0.21)	0.04	(0.16)
Other platform investments, net of tax	(0.01)	(0.02)	0.31	0.12
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	0.15	0.13	0.08	0.23
Real Estate FFO per share(1)	$3.29	$3.05	$6.46	$6.01
	7.9%		7.5%
Details for per share calculations:
FFO of the Operating Partnership	$1,184,945	$1,188,531	$2,292,589	$2,193,850
Diluted FFO allocable to unitholders	(174,687)	(159,806)	(336,951)	(295,091)
Diluted FFO allocable to common stockholders	$1,010,258	$1,028,725	$1,955,638	$1,898,759
Basic and Diluted weighted average shares outstanding	324,018	326,487	324,458	326,401
Weighted average limited partnership units outstanding	56,029	50,714	55,903	50,727
Basic and Diluted weighted average shares and units outstanding	380,047	377,201	380,361	377,128
Basic and Diluted FFO per Share	$3.12	$3.15	$6.03	$5.82
Percent Change	-1.0%		3.6%

(1)
FFO and Diluted FFO per share includes $40.0 million, or $0.10 per share, of accelerated stock compensation expense recorded in the first quarter of 2026, of which $8.3 million, or $0.02 per share, is included in Real Estate FFO and Real Estate FFO per share, and $31.7 million, or $0.08 per share, is included in Other platform investments, net of tax.

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EARNINGS RELEASE
Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, our other platform investments and our previously held equity investment in TRG prior to the October 31, 2025 transaction. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO, FFO per share, Real Estate FFO and Real Estate FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $0.0 million and $1.2 million for the three months ended June 30, 2026 and 2025, respectively, and $1.8 million and $1.2 million for the six months ended June 30, 2026 and 2025, respectively.

 –
Straight-line adjustments increased income by $19.0 million and $3.7 million for the three months ended June 30, 2026 and 2025, respectively, and $24.9 million and $5.9 million for the six months ended June 30, 2026 and 2025, respectively.

 –
Amortization of fair market value of leases increased income by $0.4 million and $0.3 million for the three months ended June 30, 2026 and 2025, respectively, and $0.6 million and $0.6 million for the six months ended June 30, 2026 and 2025, respectively.

2Q 2026 SUPPLEMENTAL	11

OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At June 30, 2026, we owned or had an interest in 254 properties comprising 206 million square feet in North America, Asia and Europe. Additionally, at June 30, 2026, we had a 20.7% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 13 European countries.
This package was prepared to provide operational and balance sheet information as of June 30, 2026 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the intensely competitive market environment in the retail real estate industry and the retail industry, including e-commerce; the inability to renew leases and relet vacant space at existing properties on favorable terms; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the potential loss of anchor stores or major tenants; an increase in vacant space at our properties; the loss of key management personnel; changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, the impact of tariffs and global trade disruptions on us to the extent impacting our tenants, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; changes in market rates of interest; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; the effects of climate change; environmental liabilities; natural or other disasters; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

2Q 2026 SUPPLEMENTAL	12

OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Positive Outlook)
Commercial Paper	P2	(Positive Outlook)
Preferred Stock	Baa1	(Positive Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	37%	Yes
Total Secured Debt to Total Assets (1)	≤50%	16%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.7X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	305%	Yes

(1)
Covenants for indentures dated January 25, 2010 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

2Q 2026 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Financial Highlights
Total Consolidated Revenue	$1,790,598	$1,498,459	$3,547,691	$2,971,472
Consolidated Net Income	$574,130	$643,681	$1,142,665	$1,121,541
Net Income Attributable to Common Stockholders	$483,139	$556,133	$962,708	$969,832
Basic and Diluted Earnings per Common Share (EPS)	$1.49	$1.70	$2.97	$2.97
Real Estate Funds from Operations (Real Estate FFO) of the Operating Partnership	$1,248,564	$1,154,018	$2,456,520	$2,268,280
Basic and Diluted Real Estate FFO per Share	$3.29	$3.05	$6.46	$6.01
Funds from Operations (FFO) of the Operating Partnership	$1,184,945	$1,188,531	$2,292,589	$2,193,850
Basic and Diluted FFO per Share (FFOPS)	$3.12	$3.15	$6.03	$5.82
Dividends/Distributions per Share/Unit	$2.25	$2.10	$4.45	$4.20
	AS OF JUNE 30, 2026	AS OF DECEMBER 31, 2025
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	55,826	55,690
Common Shares Outstanding at end of period	323,560	325,224
Total Common Shares and Limited Partnership Units Outstanding at end of period	379,386	380,914
Weighted Average Limited Partnership Units Outstanding	55,903	51,558
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	324,458	326,367
Equity Market Capitalization
Common Stock Price at end of period	$223.65	$185.11
Common Equity Capitalization, including Limited Partnership Units	$84,849,647	$70,510,913
Preferred Equity Capitalization, including Limited Partnership Preferred Units	54,449	52,935
Total Equity Market Capitalization	$84,904,096	$70,563,848

2Q 2026 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Six Months Ended June 30, 2026
(1)
Based on our beneficial interest of NOI.

(2)
Includes Klépierre, international Premium Outlets, Designer Outlets, The Mall Luxury Outlets, and international malls.

2Q 2026 SUPPLEMENTAL	15

NET OPERATING INCOME OVERVIEW (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED JUNE 30,		% GROWTH	FOR THE SIX MONTHS ENDED JUNE 30,		% GROWTH
	2026	2025		2026	2025

Domestic Property NOI (1)	$1,506,800	$1,388,856	8.5%	$2,986,124	$2,775,087	7.6%

International Properties (2)	96,003	91,269		187,407	177,746

Portfolio NOI	$1,602,803	$1,480,125	8.3%	$3,173,531	$2,952,833	7.5%
NOI from Other Platform Investments (3)	31,842	41,688		(52,293)	227
NOI from Klépierre (4)	61,522	62,957		117,669	118,643
Corporate and Other NOI Sources (5)	57,525	63,017		108,564	98,311

Beneficial interest of Combined NOI	$1,753,692	$1,647,787	6.4%	$3,347,471	$3,170,014	5.6%

(1)
All properties in North America (including 4 in Canada and 2 in Mexico at constant currency).

(2)
International properties outside of North America at constant currency.

(3)
Includes investment in retail operations (Catalyst Brands); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, management company revenues, foreign exchange impact, and other assets.

2Q 2026 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$574,130	$643,681	$1,142,665	$1,121,541
Income and other tax expense (benefit)	10,809	35,107	(9,125)	27,470
Loss (gain) due to disposal, exchange, or revaluation of equity interests, net	11,950	(104,499)	18,329	(80,507)
Interest expense	281,164	232,724	556,826	459,720
Income from unconsolidated entities	(119,127)	(122,875)	(97,879)	(153,234)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	56,425	50,455	31,037	87,220
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	8,747	9,604	(55,593)	9,604
Operating Income Before Other Items	824,098	744,197	1,586,260	1,471,814
Depreciation and amortization	459,876	339,058	918,773	667,109
Home and regional office costs	69,842	57,564	137,498	122,630
General and administrative	12,004	14,298	66,303	26,927
Other expenses	118	9	130	9
NOI of consolidated entities	$1,365,938	$1,155,126	$2,708,964	$2,288,489
Less: Noncontrolling interest partners share of NOI	(18,425)	(8,766)	(35,477)	(16,150)
Beneficial NOI of consolidated entities (1)	$1,347,513	$1,146,360	$2,673,487	$2,272,339
Reconciliation of NOI of unconsolidated entities:
Net Income	$274,416	$209,607	$506,347	$398,903
Interest expense	205,540	174,995	410,577	345,363
Operating Income Before Other Items	479,956	384,602	916,924	744,266
Depreciation and amortization	177,211	159,675	362,376	318,687
Other expenses	14	—	27	—
NOI of unconsolidated entities	$657,181	$544,277	$1,279,327	$1,062,953
Less: Joint Venture partners share of NOI	(347,545)	(284,903)	(673,897)	(555,664)
Beneficial NOI of unconsolidated entities (1)	$309,636	$259,374	$605,430	$507,289
Add: Beneficial interest of NOI from TRG (2)	—	134,093	—	270,497
Add: Beneficial interest of NOI from Other Platform Investments and Investments (3)	96,543	107,960	68,554	119,889
Beneficial interest of Combined NOI	$1,753,692	$1,647,787	$3,347,471	$3,170,014

(1)
Net Income and those adjustments following to arrive at beneficial interest in NOI includes amounts for TRG assets for periods post October 31, 2025 transaction.

(2)
Beneficial interest of NOI from TRG prior to the October 31, 2025 transaction.

(3)
See footnotes 3 and 4 on prior page.

2Q 2026 SUPPLEMENTAL	17

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
FFO of the Operating Partnership	$1,184,945	$1,188,531	$2,292,589	$2,193,850
Non-cash impacts to FFO (1)	78,633	(11,363)	124,478	47,198
FFO of the Operating Partnership excluding non-cash impacts	1,263,578	1,177,168	2,417,067	2,241,048
Tenant allowances	(96,486)	(104,510)	(150,692)	(157,801)
Operational capital expenditures	(67,974)	(61,154)	(107,944)	(107,214)
Funds available for distribution	$1,099,118	$1,011,504	$2,158,431	$1,976,033

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Deductions:
Fair market value of lease amortization	(331)	(254)	(570)	(561)
Straight line lease income	(19,005)	(3,643)	(24,887)	(5,884)
Gain due to disposal, exchange or revaluation of equity interests, net of tax	—	(83,313)	—	(83,313)
Additions:
Stock based compensation expense	17,699	16,521	75,304	32,762
Write-off of pre-development costs	111	9	129	9
Fair value of debt amortization	8,235	(72)	16,424	(114)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	56,425	50,455	31,037	87,220
Mortgage, financing fee, accretion interest, and terminated swap amortization expense	15,499	8,934	27,041	17,079
	$78,633	$(11,363)	$124,478	$47,198
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, Real Estate FFO, Real Estate FFO per share, funds available for distribution, net operating income (NOI), domestic property NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO, Real Estate FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

2Q 2026 SUPPLEMENTAL	18

LEASE INCOME, OTHER INCOME, OTHER EXPENSE, INCOME FROM
UNCONSOLIDATED ENTITIES, AND CAPITALIZED INTEREST
(In thousands)
	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
Consolidated Properties	2026	2025	2026	2025
Lease Income
Fixed lease income (1)	$1,349,129	$1,132,802	$2,664,863	$2,256,917
Variable lease income (2)	310,580	246,652	623,377	489,965
Total Lease Income	$1,659,709	$1,379,454	$3,288,240	$2,746,882
Other Income
Interest, dividend and distribution income (3)	$11,999	$27,275	$24,715	$50,179
Lease settlement income	2,318	2,475	8,503	3,830
Gains on land sales	—	1,170	1,815	1,170
Mixed-use and franchise operations income	17,033	12,633	32,512	23,859
Other (4)	58,705	37,521	110,884	73,829
Total Other Income	$90,055	$81,074	$178,429	$152,867
Other Expense
Ground leases	$16,851	$12,236	$33,291	$24,506
Mixed-use and franchise operations expense	9,522	8,895	18,805	18,126
Professional fees and other	23,317	14,532	30,822	24,009
Total Other Expense	$49,690	$35,663	$82,918	$66,641
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$83,613	$88,085	$151,425	$166,319
Share of Klépierre net income, net of amortization of excess investment	26,238	21,290	46,464	40,557
Share of Other Platform Investments net loss, net of amortization of excess investment, pre-tax	9,276	20,935	(100,010)	(39,840)
Share of TRG net loss including amortization of excess investment (6)	—	(7,435)	—	(13,802)
Total Income from Unconsolidated Entities	$119,127	$122,875	$97,879	$153,234
Capitalized Interest
Our Share of Consolidated Properties	$7,720	$7,869	$15,011	$16,868
Our Share of Joint Venture Properties	$221	$106	$430	$176

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from international investments and preferred unit distributions from TRG for the three and six months ended June 30, 2025.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international joint ventures.

(6)
Includes Share of TRG net loss including amortization of excess investment for the three and six months ended June 30, 2025.

2Q 2026 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF JUNE 30,
	2026	2025
U.S. Malls and Premium Outlets
Total Number of Properties	175	162
Total Square Footage of Properties (in millions)	149.0	136.1
Ending Occupancy (1):
Consolidated Assets	96.0%	96.0%
Unconsolidated Assets	96.0%	95.9%
Total Portfolio	96.0%	96.0%
Base Minimum Rent PSF (2):
Consolidated Assets	$60.14	$56.86
Unconsolidated Assets	$68.95	$64.19
Total Portfolio	$62.42	$58.70
The Mills
Total Number of Properties	16	14
Total Square Footage of Properties (in millions)	24.1	21.4
Ending Occupancy (3)	98.8%	99.3%
Base Minimum Rent PSF (2)	$42.28	$37.65
	AS OF JUNE 30,
	2026	2025
International Properties
Premium Outlets
Total Number of Properties	24	24
Total Square Footage of Properties (in millions)	9.2	9.2
Designer Outlets
Total Number of Properties	12	12
Total Square Footage of Properties (in millions)	3.0	3.0
The Mall Luxury Outlets
Total Number of Properties	2	2
Total Square Footage of Properties (in millions)	0.4	0.4
Malls
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

2Q 2026 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (2)	Percentage of Gross Annual Rental Revenues (3)
Inline Stores and Freestanding
Month to Month Leases	1,339	5,129,704	$56.85	4.2%
2026 (7/1/26 – 12/31/26)	712	2,033,479	$67.81	2.0%
2027	3,182	11,408,842	$60.22	10.0%
2028	2,731	10,819,713	$65.49	10.4%
2029	2,474	9,748,363	$64.32	9.2%
2030	1,560	6,815,167	$76.11	7.5%
2031	1,011	4,514,197	$72.24	4.8%
2032	693	2,595,438	$92.62	3.5%
2033	771	3,072,596	$95.94	4.4%
2034	790	3,092,388	$98.27	4.5%
2035	897	4,127,478	$100.74	5.9%
2036	439	2,146,013	$82.51	2.6%
2037 and Thereafter	723	3,561,105	$63.67	2.8%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,253	6,830,520	$17.65	1.8%
Anchors
2026 (7/1/26 – 12/31/26)	2	61,725	$21.10	0.0%
2027	8	1,021,299	$3.57	0.1%
2028	17	2,274,763	$5.33	0.2%
2029	16	1,594,569	$6.36	0.2%
2030	18	2,087,074	$6.70	0.2%
2031	20	2,097,199	$5.69	0.2%
2032	9	831,363	$15.48	0.2%
2033	8	1,078,825	$8.22	0.1%
2034	6	417,573	$21.82	0.1%
2035	10	900,858	$13.22	0.1%
2036	5	318,133	$33.74	0.1%
2037 and Thereafter	26	2,698,604	$14.70	0.5%

(1)
Does not consider the impact of renewal options that may be contained in leases.

(2)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(3)
Annual rental revenues represent 2025 consolidated and joint venture combined base rental revenue.

2Q 2026 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	312	3,262	1.7%	2.5%
LVMH Fashion	150	607	0.3%	1.6%
Knitwell Group	435	1,983	1.1%	1.6%
Tapestry	214	927	0.5%	1.5%
Kering	98	457	0.2%	1.5%
American Eagle Outfitters	243	1,560	0.8%	1.5%
Victoria’s Secret & Co.	140	1,215	0.6%	1.4%
Signet Jewelers	335	492	0.3%	1.3%
VF Corporation	221	948	0.5%	1.2%
Luxottica Group	400	702	0.4%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	111	21,774	11.6%	0.3%
J.C. Penney	54	8,863	4.7%	0.2%
Dillard’s	36	6,709	3.6%	*
Nordstrom	30	5,029	2.7%	0.1%
Dick’s Sporting Goods	45	3,886	2.1%	0.7%
Exemplar Luxury Group	26	2,880	1.5%	0.2%
Belk	7	1,194	0.6%	*
Von Maur	7	892	0.5%	*
Target	7	852	0.5%	0.1%
Primark	14	744	0.4%	0.2%

(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

2Q 2026 SUPPLEMENTAL	22

CAPITAL EXPENDITURES
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$4,299	$427	$214
Redevelopment projects with incremental square footage and/or anchor replacement	135,146	104,989	51,826
Redevelopment projects with no incremental square footage	26,432	1,358	684
Subtotal new development and redevelopment projects	165,877	106,774	52,724
Tenant allowances	122,207	56,604	28,485
Operational capital expenditures (CAM and non-CAM)	65,978	106,665	41,966
Totals	$354,062	$270,043	$123,175
Conversion from accrual to cash basis	91,223	15,426	7,036
Capital Expenditures for the Six Months Ended 6/30/26 (1)	$445,285	$285,469	$130,211
Capital Expenditures for the Six Months Ended 6/30/25 (1)	$474,225	$251,013	$120,364

(1)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

2Q 2026 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY
As of June 30, 2026
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	ACTUAL 2026 INVESTMENT THRU Q2 2026	FORECASTED INVESTMENT Q3 - Q4 2026	FORECASTED INVESTMENT FY 2026	FORECASTED INVESTMENT FY 2027	TOTAL FORECASTED INVESTMENT FY 2026 - 2027
Malls and Premium Outlets
Redevelopments	$1,061,650	9%	$184,867	$234,919	$419,786	$193,136	$612,922
The Mills
Redevelopments	$11,735	15%	$1,235	$2,934	$4,169	$7,058	$11,227
Total Investment	$1,073,385	9%	$186,102	$237,853	$423,955	$200,194	$624,149
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(179,871)		$(29,988)	$(46,779)	$(76,767)	$(44,928)	$(121,695)
Total Net Cash Investment	$893,514		$156,114	$191,074	$347,188	$155,266	$502,454

2Q 2026 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2025 through June 30, 2026
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2025	325,223,870	55,689,714
First Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(6,100)
Restricted Stock/Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	43,097	380,344
Shares Repurchased to Satisfy Employee Tax Obligations	(11,759)	—
Repurchase of Simon Property Group Common Stock in open market	(965,296)	—
Number Outstanding at March 31, 2026	324,289,912	56,063,958
Second Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(237,618)
Restricted Stock/Unit Awards(3)	109,861	—
Shares Repurchased to Satisfy Employee Tax Obligations	(47,181)	—
Repurchase of Simon Property Group Common Stock in open market	(793,077)	—
Number Outstanding at June 30, 2026	323,559,515	55,826,340
Number of Limited Partnership Units and Common Shares at June 30, 2026	379,385,855
PREFERRED STOCK/UNITS OUTSTANDING AS OF JUNE 30, 2026
($ in 000’s, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	105,373	$100.00	$10,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on June 30, 2026 was $55.10 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

2Q 2026 SUPPLEMENTAL	25

CREDIT PROFILE (1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt (2)
Unsecured Net Debt
40.0
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.2
18.8
11.4
29.7
18.6
11.1
28.4
17.8
10.6
34.0
19.3
14.7
34.1
19.6
14.5
2022
2023
2024
2025
6/30/2026

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.8
4.3
4.5
4.7
4.7
2022
2023
2024
2025
TTM 6/30/2026

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.8
5.4
6.2
5.9
6.1
2022
2023
2024
2025
TTM 6/30/2026

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
58%
60%
62%
69%
70%
2022
2023
2024
2025
TTM 6/30/2026

WEIGHTED AVERAGE INTEREST RATE (%)

4.25%
3.75%
3.25%
2.75%
3.43%
3.70%
3.86%
4.09%
4.14%
2022
2023
2024
2025
6/30/2026

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.7
7.2
7.1
6.3
6.3
2022
2023
2024
2025
6/30/2026

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

2Q 2026 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS
As of June 30, 2026
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,568,662	$6,144,529	4.40%	2.4
Floating Rate Debt (Swapped to Fixed)	1,260,096	1,229,267	5.33%	3.1
Floating Rate Debt (Capped)(1)	192,325	173,093	4.55%	2.3
Variable Rate Debt	112,483	88,320	4.96%	0.3
Total Mortgage Debt	8,133,566	7,635,209	4.56%	2.5
Unsecured Debt
Fixed Rate Notes	18,439,871	18,439,871	3.59%	9.0
Fixed Rate Note (Swapped to Variable)	600,000	600,000	6.39%	13.6
Euro Term Loan (Variable)	399,273	399,273	2.69%	0.7
USD Term Loan (Swapped to Fixed)	460,000	460,000	4.02%	5.0
Global Commercial Paper – USD	846,350	846,350	3.96%	0.0
Total Unsecured Debt	20,745,494	20,745,494	3.68%	8.5
Premium	1,047	1,047
Discount	(67,936)	(67,936)
Debt Issuance Costs	(136,240)	(133,168)
Other Debt Obligations and Other	23,676	23,676
Consolidated Mortgages and Unsecured Indebtedness (1)	$28,699,607	$28,204,322	3.92%	6.9
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$14,654,120	$6,635,726	4.95%	4.2
Floating Rate Debt (Swapped to Fixed)	692,856	307,036	4.31%	3.0
Floating Rate Debt (Capped) (1)	687,440	340,902	5.51%	4.3
Variable Rate Debt	611,038	261,369	5.23%	2.9
Total Mortgage Debt	16,645,454	7,545,033	4.92%	4.0
Debt Issuance Costs	(63,961)	(30,322)
Other	24,000	12,000
Joint Venture Mortgages and Other Indebtedness (1)	$16,605,493	$7,526,711	4.92%	4.0
Our Share of Total Indebtedness		$35,731,033	4.14%	6.3
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	95.5%	$26,944,329	3.88%	6.9
Variable	4.5%	1,259,993	4.86%	7.0
	100.0%	28,204,322	3.92%	6.9
Joint Venture
Fixed	92.1%	$6,930,697	4.92%	4.1
Variable	7.9%	596,014	5.40%	3.7
	100.0%	7,526,711	4.97%	4.1
Total Debt		$35,731,033
Total Fixed Debt	94.8%	$33,875,026	4.09%	6.3
Total Variable Debt	5.2%	$1,856,007	5.04%	6.0

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

2Q 2026 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of June 30, 2026
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2026	$1,810,246	3.61%	$1,860,904	3.82%	$712,817	3.92%	$4,383,967	3.75%
2027	2,449,273	2.81%	1,567,489	4.10%	1,027,632	3.81%	5,044,394	3.42%
2028	800,000	1.75%	1,030,386	5.04%	1,238,440	4.76%	3,068,826	3.99%
2029	1,250,000	2.45%	1,792,213	4.70%	359,501	5.30%	3,401,714	4.00%
2030	1,450,000	3.48%	200,284	6.15%	829,926	4.36%	2,480,210	4.02%
2031	2,530,390	3.52%	542,274	4.20%	1,166,106	5.30%	4,238,770	4.10%
2032	1,400,000	2.45%	—	—	428,672	5.20%	1,828,672	3.12%
2033	1,505,585	3.01%	304,406	6.49%	621,062	6.20%	2,431,053	4.29%
2034	1,500,000	5.25%	—	—	363,329	6.15%	1,863,329	5.42%
2035	800,000	5.13%	121,454	6.21%	732,548	5.79%	1,654,002	5.50%
2036	—	—	215,799	6.58%	65,000	6.98%	280,799	6.67%
Thereafter	5,250,000	4.67%	—	—	—	—	5,250,000	4.67%
Face Amounts of Indebtedness	$20,745,494	3.68%	$7,635,209	4.56%	$7,545,033	4.92%	$35,925,736	4.14%
Premiums (Discounts) on Indebtedness, Net	(67,936)		1,047		—		(66,889)
Debt Issuance Costs	(117,454)		(15,714)		(30,322)		(163,490)
Other Debt Obligations and Other	(9,495)		33,171		12,000		35,676
Our Share of Total Indebtedness	$20,550,609		$7,653,713		$7,526,711		$35,731,033

2Q 2026 SUPPLEMENTAL	28

Unsecured Debt Information
As of June 30, 2026
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE		TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Global Commercial Paper – USD	7/17/2026	(4)	3.96%		Fixed	846,350
Simon Global Development, BV (Exchangeable Euro Sr. Bonds) (2)	11/14/2026		3.50%		Fixed	213,896 (1)(7)
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%		Fixed	550,000
Simon Global Development, BV (Euro Term Loan)	3/20/2027	(8)	2.69	% (6)	Variable	399,273 (1)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	10/1/2030		4.38%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2031		4.30%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%		Fixed	700,000
Simon Global Development, BV (Sr. Notes)	6/15/2031		3.65%		Fixed	570,390 (1)
Simon Property Group, LP (USD Term Loan)	6/18/2031		4.02	% (3)	Fixed	460,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%		Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%		Fixed	650,000
Simon International Finance SCA (Euro Sr. Notes)	3/19/2033		1.13%		Fixed	855,585 (1)
Simon Property Group, LP (Sr. Notes)	1/15/2034		6.25%		Fixed	500,000
Simon Property Group, LP (Sr. Notes)	9/26/2034		4.75%		Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2035		5.13%		Fixed	800,000
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.39	% (5)	Variable	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%		Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%		Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%		Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%		Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%		Fixed	650,000
Simon Property Group, LP (Sr. Notes)	1/15/2054		6.65%		Fixed	500,000
Total Unsecured Indebtedness at Face Value						$20,745,494

(1)
Foreign currency balances translated to USD: EUR-USD 1.14078.

(2)
Notes exchangeable into ordinary shares of Klépierre S.A., at or above a common stock price of €27.0693.

(3)
Through an interest rate swap agreement which matures on December 31, 2026, interest is essentially fixed at the all-in-rate presented.

(4)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of Commercial Paper at June 30, 2026.

(5)
Through an interest rate swap agreement, which matures on November 1, 2039, interest has been swapped from a fixed rate of 6.75% to a variable rate based on USD SOFR plus an interest rate spread of 2.74%. 1M SOFR was 3.652% as of June 30, 2026.

(6)
Variable rate debt interest rates are based on 1M EURIBOR at 2.201% as of June 30, 2026

(7)
Subsequent to June 30, 2026, we settled additional conversions of €86.3 million of the exchangeable bonds in cash for €115.7 million further reducing the outstanding balance to €101.2 million through the use of existing liquidity and the issuance of commercial paper.

(8)
Subsequent to June 30, 2026, loan was extended to March 20, 2029.

2Q 2026 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		470,088	(3)
2.	Auburn Mall	MA	Auburn	56.4%		498,385	(3)
3.	Aventura Mall	FL	Miami Beach (Miami)	33.3%	(25)	2,364,265	07/01/28		4.12%	Fixed	1,750,000	583,333
							11/25/30	(5)	5.72%	Variable	63,101	21,034
4.	Barton Creek Square	TX	Austin	100.0%		1,447,373	(3)
5.	Battlefield Mall	MO	Springfield	100.0%		1,180,102	(3)
6.	Bay Park Square	WI	Green Bay	100.0%		690,264	(3)
7.	Beverly Center	CA	Los Angeles	100.0%		854,260	(3)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,360,354	(3)
9.	Briarwood Mall	MI	Ann Arbor	100.0%		923,526	09/01/26		3.29%	Fixed	165,000	165,000
10.	Brickell City Centre	FL	Miami	100.0%		476,994	(3)
11.	Broadway Square	TX	Tyler	100.0%		613,437	(3)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,258,184	(3)
13.	Cape Cod Mall	MA	Hyannis	56.4%		712,012	06/01/35		6.46%	Fixed	54,000	30,440
14.	Castleton Square	IN	Indianapolis	100.0%		1,365,054	(3)
15.	Cherry Creek Shopping Center	CO	Denver	50.0%		1,056,821	06/01/28		3.85%	Fixed	550,000	275,000
16.	Cielo Vista Mall	TX	El Paso	100.0%		1,243,437	(3)
17.	City Creek Center	UT	Salt Lake City	100.0%		632,200	05/01/29		7.63%	Fixed	70,000	70,000
18.	Coconut Point	FL	Estero	50.0%		1,114,193	10/01/26		3.95%	Fixed	161,300	80,650
19.	College Mall	IN	Bloomington	100.0%		577,960	(3)
20.	Columbia Center	WA	Kennewick	100.0%		763,711	(3)
21.	Copley Place	MA	Boston	94.4%	(4)	1,176,901	(3)
22.	Coral Square	FL	Coral Springs (Miami)	97.2%		942,532	(3)
23.	Cordova Mall	FL	Pensacola	100.0%		932,538	(3)
24.	Dadeland Mall	FL	Miami	50.0%		1,510,810	01/05/27		3.11%	Fixed	348,214	174,107
25.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,504,581	06/01/27		3.66%	Fixed	585,000	292,500
26.	Domain, The	TX	Austin	100.0%		1,222,241	07/01/31		3.09%	Fixed	210,000	210,000
27.	Empire Mall	SD	Sioux Falls	100.0%		1,164,398	10/01/30		6.72%	Fixed	120,000	120,000
28.	Falls, The	FL	Miami	50.0%		709,836	06/01/36		6.98%	Fixed	130,000	65,000
29.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,032,703	04/01/31		5.70%	Fixed	465,000	197,625
30.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		583,271	(3)
31.	Fashion Valley	CA	San Diego	50.0%		1,681,645	06/01/33		5.73%	Fixed	450,000	225,000
32.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		992,991	(3)
33.	Florida Mall, The	FL	Orlando	50.0%		1,725,463	02/09/31	(5)(22)	5.62%	Variable	615,000	307,500
34.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		673,121	(3)
35.	Galleria, The	TX	Houston	50.4%		1,991,892	02/01/35		5.65%	Fixed	1,200,000	604,440
36.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%		1,387,768	07/15/28		5.63%	Fixed	205,000	102,500
37.	Gardens on El Paseo, The	CA	Palm Desert	100.0%		238,075	(3)
38.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,276,893	(3)
39.	Haywood Mall	SC	Greenville	100.0%		1,249,684	(3)

2Q 2026 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	International Market Place	HI	Waikiki, Honolulu	100.0%		338,257	(3)
41.	International Plaza	FL	Tampa	50.1%		1,304,246	11/01/30		5.04%	Fixed	575,000	288,075
42.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,685,030	(3)
43.	La Plaza	TX	McAllen	100.0%		1,323,772	(3)
44.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,097,765	(3)
45.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,190,678	11/01/27		4.06%	Fixed	166,013	83,007
46.	Lenox Square	GA	Atlanta	100.0%		1,546,505	(3)
47.	Mall at Green Hills, The	TN	Nashville	100.0%		1,048,919	(3)
48.	Mall at Millenia, The	FL	Orlando	50.0%		1,123,133	10/15/29		5.41%	Fixed	450,000	225,000
49.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,065,423	06/01/26	(15)	4.04%	Fixed	262,000	73,845
50.	Mall at Short Hills, The	NJ	Short Hills	100.0%		1,412,348	10/01/27		3.48%	Fixed	1,000,000	1,000,000
51.	Mall at University Town Center, The	FL	Sarasota	50.0%		978,489	11/01/26		3.40%	Fixed	259,525	129,763
52.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,832,424	(3)
53.	Mall of New Hampshire, The	NH	Manchester	56.4%		801,910	07/01/27	(5)	4.11%	Fixed	150,000	84,555
54.	Mall of San Juan, The	PR	San Juan	95.0%		622,542	(3)
55.	McCain Mall	AR	N. Little Rock	100.0%		789,502	(3)
56.	Meadowood Mall	NV	Reno	50.0%		931,182	12/01/26		5.70%	Fixed	97,901	48,951
57.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,294,586	(3)
58.	Miami International Mall	FL	Miami	95.0%		1,079,905	02/06/27		7.92%	Fixed	145,361	138,087
59.	Midland Park Mall	TX	Midland	100.0%		645,648	(3)
60.	Miller Hill Mall	MN	Duluth	100.0%		819,996	(3)
61.	North East Mall	TX	Hurst (Dallas)	100.0%		1,543,304	(3)
62.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,561,971	01/01/31		6.36%	Fixed	175,000	98,648
63.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,900	(3)
64.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,229,266	(3)
65.	Penn Square Mall	OK	Oklahoma City	94.5%		1,081,581	01/01/29	(5)	3.84%	Fixed	280,800	265,345
66.	Pheasant Lane Mall	NH	Nashua	100.0%	(6)	977,486	(3)
67.	Phillips Place	NC	Charlotte	100.0%		133,029	(3)
68.	Phipps Plaza	GA	Atlanta	100.0%		1,127,268	(3)
69.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,151,951	(3)
70.	Prien Lake Mall	LA	Lake Charles	100.0%		718,027	(3)
71.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,079,600	05/01/26	(15)	4.50%	Fixed	180,000	90,000
72.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,241,760	(3)
73.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,355,275	(3)
74.	Ross Park Mall	PA	Pittsburgh	100.0%		1,185,075	(3)
75.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		697,833	(3)
76.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,264	08/31/33		6.66%	Fixed	90,517	85,484
77.	Shops at Clearfork, The	TX	Fort Worth	45.0%		602,282	03/11/30	(16)	2.92%	Fixed	145,000	65,250
							03/11/30		6.77%	Variable	8,505	3,827
78.	Shops at Crystals, The	NV	Las Vegas	50.0%		283,143	05/01/31		4.83%	Fixed	750,000	375,000
79.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,279,604	01/01/35		6.73%	Fixed	180,000	91,800

2Q 2026 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
80.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,895	(3)
81.	Smith Haven Mall	NY	Lake Grove (New York)	100.0%		1,257,894	(3)
82.	South Hills Village	PA	Pittsburgh	100.0%		1,123,562	(3)
83.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,582,100	(3)
84.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,157,887	(3)
85.	SouthPark	NC	Charlotte	100.0%		1,701,224	(3)
86.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		977,171	(3)
87.	St. Johns Town Center	FL	Jacksonville	50.0%		1,428,461	06/01/34		5.95%	Fixed	360,000	180,001
88.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,322,410	(3)
89.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,295,235	09/05/26		3.50%	Fixed	330,000	164,670
90.	Summit Mall	OH	Akron	100.0%		774,217	10/01/26		3.31%	Fixed	85,000	85,000
91.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,268,689	(3)
92.	Tippecanoe Mall	IN	Lafayette	100.0%		864,871	(3)
93.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,763,779	(3)
94.	Towne East Square	KS	Wichita	100.0%		1,178,677	(3)
95.	Treasure Coast Square	FL	Jensen Beach	100.0%		873,873	(3)
96.	Twelve Oaks Mall	MI	Novi	100.0%		1,515,901	03/06/28		4.85%	Fixed	257,057	257,057
97.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		957,781	(3)
98.	University Park Mall	IN	Mishawaka	100.0%		907,664	(3)
99.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,779	(3)
100.	Waterside Shops	FL	Naples	50.0%		300,546	05/15/31		4.99%	Fixed	195,000	97,500
101.	West Town Mall	TN	Knoxville	50.0%		1,275,964	(3)
102.	Westchester, The	NY	White Plains (New York)	40.0%		803,056	02/01/30		3.25%	Fixed	400,000	160,000
103.	Westfarms	CT	West Hartford	78.9%		1,265,855	09/06/28		7.80%	Fixed	242,000	191,035
104.	White Oaks Mall	IL	Springfield	88.6%		922,632	06/15/27		6.98%	Fixed	31,650	28,055
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,149,419	11/01/26		4.15%	Fixed	155,152	146,612
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,154,937	12/01/33		6.71%	Fixed	294,000	147,000
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,238,604	(3)
	Total Mall Square Footage					119,014,925

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		228,831	(3)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		679,376	02/24/30	(5)	5.77%	Variable	92,104	46,052
3.	Liberty Tree Mall	MA	Danvers	49.1%		866,456	05/03/28	(16)	6.18%	Fixed	27,460	13,493
4.	Northgate Station	WA	Seattle	100.0%		413,189	(3)
5.	Pier Park	FL	Panama City Beach	65.6%		943,804	(3)
6.	University Park Village	TX	Fort Worth	100.0%		171,756	05/01/28		3.85%	Fixed	48,317	48,317
	Total Lifestyle Centers Square Footage					3,303,412

2Q 2026 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	301,148	(3)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,527	(3)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	262,326	(3)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	591,943	02/01/36		6.46%	Fixed	90,000	90,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,660	(3)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,968	(3)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	439,041	(3)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,346	07/01/28		4.27%	Fixed	94,893	47,447
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	683,020	(3)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	401,202	(3)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	381,680	01/01/28		3.95%	Fixed	149,808	98,873
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,105	(3)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,391	(3)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	662,324	(3)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,112	12/01/35		6.21%	Fixed	120,000	120,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	295,981	(3)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	503,205	(3)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.7%	376,062	03/01/33		6.12%	Fixed	75,000	50,003
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,782	(3)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	517,298	12/01/28	(5)	7.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	302,066	12/01/28	(5)	7.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,748	02/06/26	(15)	4.26%	Fixed	68,365	68,365
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	556,249	(3)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	374,148	(3)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,570	(3)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,745	(3)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	275,073	(3)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	241,809	(3)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	684,670	(3)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	674,861	(3)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	541,666	(3)
32.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	476,809	(3)
33.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	440,047	(3)
34.	Merrimack Premium Outlets	NH	Merrimack	100.0%	409,052	(3)
35.	Napa Premium Outlets	CA	Napa	100.0%	177,002	(3)
36.	Norfolk Premium Outlets	VA	Norfolk	65.0%	329,801	04/01/32		4.50%	Fixed	72,415	47,070
37.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(3)
38.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	536,447	(3)

2Q 2026 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
39.	Orlando International Premium Outlets	FL	Orlando	100.0%		775,225	(3)
40.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%		658,277	(3)
41.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%		199,194	(3)
42.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%		546,608	(3)
43.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%		356,309	(3)
44.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%		147,603	09/06/26	(9)	3.33%	Fixed	28,909	28,909
45.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%		387,841	09/01/27		4.00%	Fixed	145,000	145,000
46.	Pocono Premium Outlets	PA	Tannersville	100.0%		411,916	(3)
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%		353,167	(3)
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%		289,420	09/06/26	(9)	3.33%	Fixed	50,785	50,785
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%		595,188	(3)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%		495,662	(3)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%		697,017	(3)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%		730,253	(3)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%		554,529	(3)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%		445,942	03/01/32		3.96%	Fixed	140,000	70,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%		327,754	(3)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%		351,416	10/06/27		4.06%	Fixed	79,849	47,909
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%		468,094	(3)
58.	Tanger Outlets — Columbus	OH	Sunbury (Columbus)	50.0%	(25)	354,857	10/01/32		6.25%	Fixed	71,000	35,500
59.	Tanger Outlets — Galveston/Houston	TX	Texas City	50.0%	(25)	348,588	06/26/30	(20)	5.06%	Fixed	60,000	30,000
60.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%		364,384	(3)
61.	Tulsa Premium Outlets	OK	Jenks (Tulsa)	100.0%		338,472	(3)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%		401,435	11/01/34		6.70%	Fixed	95,000	33,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%		437,826	(3)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%		219,193	(3)
65.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%		507,069	02/06/29		4.23%	Fixed	183,733	183,733
66.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%		389,223	(3)
67.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%		922,902	(3)
68.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%		673,001	(3)
	Total U.S. Premium Outlet Square Footage					30,011,381

2Q 2026 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,773	07/01/36		6.66%	Fixed	135,000	135,000
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,955,126	11/01/33		5.75%	Fixed	360,000	213,301
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,379,339	11/01/26		4.28%	Fixed	92,203	34,576
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,368,414	11/01/32		6.55%	Fixed	225,677	133,736
5.	Dolphin Mall	FL	Miami	100.0%		1,400,544	12/09/29	(5)(24)	5.50%	Fixed	1,000,000	1,000,000
6.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,779,098	07/01/34		6.26%	Fixed	250,000	148,150
7.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%		1,353,579	02/01/33		6.52%	Fixed	180,000	180,000
8.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,374,956	(3)
9.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,934,272	10/01/26		3.99%	Fixed	257,710	257,710
10.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,679,911	08/01/32		5.77%	Fixed	123,510	77,194
11.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,309,413	(3)
12.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,430,333	(3)
13.	Opry Mills	TN	Nashville	100.0%		1,153,424	07/01/26	(26)	4.09%	Fixed	375,000	375,000
14.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		863,355	(3)
15.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,565,134	11/01/26		3.46%	Fixed	416,000	416,000
16.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,364,766	(3)
	Total The Mills Square Footage					24,133,437

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Finger Lakes Premium Outlets, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lee Premium Outlets, Orlando Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Springfield Mall, Square One Mall, Sugarloaf Mills, Sunvalley Shopping Center, The Avenues							(7)(8)(10)			944,017	295,074
	Total Other Properties Square Footage					11,834,313

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					188,297,468

2Q 2026 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(2)	2.00%	Fixed	206,296	185,666
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,000	11/30/27	(2)	3.90%	Variable	95,993	47,997
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,500	09/01/31	(2)	4.69%	Fixed	84,401	42,201
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(3)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(2)	4.49%	Variable	58,026	26,112
						12/01/27	(2)(16)	5.81%	Fixed	58,026	26,112
	Canada Square Footage				1,620,400
	CHINA
6.	CityOn.Xian	Xi’an		25.0%	995,000	03/14/29	(2)(23)	3.60%	Variable	70,641	17,660
7.	CityOn.Zhengzhou	Zhengzhou		24.5%	919,000	03/22/32	(2)(18)	3.85%	Fixed	109,827	26,908
	China Square Footage				1,914,000
	FRANCE
8.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	07/31/26	(2)	5.02%	Variable	79,628	58,750
9.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(2)(5)(19)	4.00%	Variable	107,325	96,593
	France Square Footage				497,000
	GERMANY
10.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/31	(2) (16)	4.04%	Fixed	39,927	28,149
	Germany Square Footage				191,500
	INDONESIA
11.	Jakarta Premium Outlets	Tangerang (Jakarta)		50.0%	302,000	12/29/33	(2)	9.25%	Fixed	41,684	20,842
	Indonesia Square Footage				302,000
	ITALY
12.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(2)	4.82%	Variable	32,855	29,570
						03/31/27	(2)(16)	4.25%	Fixed	146,020	131,418
13.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	01/23/31	(2)	5.00%	Fixed	316,672	285,005
14.	The Mall Luxury Outlets Firenze	Leccio (Florence)		100.0%	264,750	(3)
15.	The Mall Luxury Outlets Sanremo	Sanremo		100.0%	122,300	(3)
	Italy Square Footage				1,084,050
	JAPAN
16.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(3)
17.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	10/01/32	(2)	0.70%	Fixed	65,893	26,357
18.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	05/31/27	(2)	0.31%	Fixed	80,055	32,022
19.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(3)
20.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(2)	0.30%	Fixed	36,333	14,533
21.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/29/28	(2)	1.28%	Fixed	28,021	11,208
22.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(3)
23.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	11/30/28	(2)	1.03%	Fixed	16,010	6,404
						05/31/29	(2)	0.68%	Fixed	4,927	1,971

2Q 2026 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
24.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	(3)
25.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(2)	1.29%	Fixed	38,181	15,272
	Japan Square Footage				3,910,000
	KOREA
26.	Busan Premium Outlets	Busan		50.0%	544,200	04/28/28	(2)	3.64%	Fixed	123,962	61,981
27.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(3)
28.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/27	(2)	3.75%	Fixed	35,509	17,755
29.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/29	(2)	3.99%	Fixed	81,352	40,676
30.	Starfield Anseong	Anseong		49.0%	1,068,000	02/28/28	(2)	3.75%	Fixed	225,973	110,727
31.	Starfield Hanam	Hanam		17.2%	1,709,000	07/28/30	(2)	3.72%	Fixed	445,489	76,401
32.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	05/23/29	(2)	3.72%	Fixed	31,638	15,819
	South Korea Square Footage				4,968,100
	MALAYSIA
33.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(3)
34.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	09/30/31	(2)	5.19%	Variable	2,055	1,028
	Malaysia Square Footage				586,900
	MEXICO
35.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(3)
36.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	12/20/33	(2)	11.03%	Fixed	19,848	9,924
	Mexico Square Footage				607,800
	NETHERLANDS
37.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(13)	298,000	06/06/29	(2)	3.90%	Fixed	319,419	287,477
						08/18/30	(2)(16)	4.02%	Fixed	228,156	107,833
38.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/28/29	(2)(17)	5.40%	Fixed	74,149	69,700
	Netherlands Square Footage				545,500
	SPAIN
39.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(2)(21)	4.57%	Variable	72,440	33,402
	Spain Square Footage				191,000
	THAILAND
40.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(2)	4.69%	Fixed	52,360	26,180
	Thailand Square Footage				264,000
	UNITED KINGDOM
41.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(2)	5.88%	Variable	27,416	12,337
						05/23/27	(2)(16)	4.29%	Fixed	109,653	49,344
42.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/07/27	(2)	6.23%	Variable	21,520	5,001
						06/07/27	(2)(16)	6.67%	Fixed	64,561	15,004
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(14)				17,278,250

	TOTAL SQUARE FOOTAGE				205,575,718

2Q 2026 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of June 30, 2026
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2026: Overnight SOFR 3.68%; 1 month CME Term SOFR 3.652%; 30 Day Average SOFR 3.6318%; 1M EURIBOR at 2.201%; 3M EURIBOR at 2.324%; 6M EURIBOR at 2.568%; 1M YEN TIBOR at 1.167%; 6M YEN TIBOR at 1.5258%; 1M CORRA at 2.34%; Overnight SONIA 3.7318% and Cost of Funds Rate at 3.691%.

(2)
Foreign currency balances translated to USD: EUR-USD 1.14078, CAD-USD 0.70335, JPY-USD 0.00616, GBP-USD 1.32432, KRW-USD 0.00065, MYR-USD 0.24525, MXN-USD 0.05722, THB-USD 0.03008, CNY-USD 0.14722, IDR-USD 0.00006.

(3)
Unencumbered asset.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 11 encumbered properties with interest rates ranging from 3.60% to 8.02% and maturities between 2026 and 2029.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
The Company owns a 90.0% interest in Phases 2 & 3 and a 46.1% interest in Phase 4.

(14)
Does not include Klépierre.

(15)
Mortgage is outstanding as of June 30, 2026.

(16)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(17)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented until February 26, 2027.

(18)
The interest rate resets on April 16th of each year.

(19)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

(20)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until June 26, 2029.

(21)
Through interest rate cap agreements, the interest is essentially fixed at the all-in rate presented until May 5, 2027.

(22)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented until February 15, 2028.

(23)
The interest rate resets on January 1st of each year.

(24)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 15, 2027.

(25)
This property is managed by a third party. Reported amounts may be provided in arrears.

(26)
This mortgage was paid off on the maturity date of July 1, 2026.

2Q 2026 SUPPLEMENTAL	38

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

2Q 2026 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended June 30, 2026		For the Three Months Ended June 30, 2025
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(27,471)	$432,478	$(16,093)	$354,798
Management fees and other revenues	—	—	—	—
Other income	(2,164)	51,298	(935)	56,789
Total revenue	(29,635)	483,776	(17,028)	411,587
EXPENSES:
Property operating	(4,640)	90,898	(3,323)	76,779
Depreciation and amortization	(6,299)	131,461	(5,775)	88,027
Real estate taxes	(1,729)	31,376	(589)	27,350
Repairs and maintenance	(324)	9,825	(429)	8,164
Advertising and promotion	(2,306)	11,633	(2,432)	10,612
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(2,223)	30,413	(1,489)	29,307
Total operating expenses	(17,521)	305,606	(14,037)	240,239
OPERATING INCOME BEFORE OTHER ITEMS	(12,114)	178,170	(2,991)	171,348
Interest expense	6,206	(95,048)	3,370	(83,667)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(492)	(83,122)(2)	(405)	(87,681)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(6,400)	—	(26)	—
CONSOLIDATED NET INCOME	(6,400)	—	(26)	—
Net income attributable to noncontrolling interests	(6,400)	—(3)	(26)	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2026 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Six Months Ended June 30, 2026		For the Six Months Ended June 30, 2025
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(54,224)	$858,528	$(31,363)	$705,507
Management fees and other revenues	—	—	—	—
Other income	(4,211)	103,099	(1,601)	103,887
Total revenue	(58,435)	961,627	(32,964)	809,394
EXPENSES:
Property operating	(9,512)	187,120	(6,626)	153,307
Depreciation and amortization	(11,941)	265,046	(11,212)	176,498
Real estate taxes	(3,943)	62,762	(740)	54,340
Repairs and maintenance	(1,269)	21,791	(917)	17,681
Advertising and promotion	(4,068)	23,289	(5,055)	20,968
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(4,178)	61,246	(3,477)	55,809
Total operating expenses	(34,911)	621,254	(28,027)	478,603
OPERATING INCOME BEFORE OTHER ITEMS	(23,524)	340,373	(4,937)	330,791
Interest expense	12,366	(189,810)	6,770	(165,038)
(Loss) gain due to disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax (expense) benefit	—	—	—	—
Income from unconsolidated entities	(863)	(150,563)(2)	(567)	(165,753)(2)
Unrealized losses in fair value of publicly traded equity instruments and derivative instrument, net	—	—	—	—
Gain (loss) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	—	—
Consolidated income from continuing operations	(12,021)	—	1,266	—
CONSOLIDATED NET INCOME	(12,021)	—	1,266	—
Net income attributable to noncontrolling interests	(12,021)	—(3)	1,266	—(3)
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, RGG, Catalyst, Jamestown, and our previously held equity investment in TRG up to the October 31, 2025 transaction.

(3)
Represents limited partners’ interest in the Operating Partnership.

2Q 2026 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of June 30, 2026		As of June 30, 2025
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(1,373,410)	$12,921,761	$(683,674)	$9,845,933
Less – accumulated depreciation	(203,123)	4,698,584	(187,171)	4,223,773
	(1,170,287)	8,223,177	(496,503)	5,622,160
Cash and cash equivalents	(34,805)	690,023	(28,763)	547,765
Tenant receivables and accrued revenue, net	(12,769)	275,046	(5,871)	237,272
Investment in unconsolidated entities, at equity	(3,963)	(4,008,517)	(6,634)	(2,606,909)
Investment in Klépierre, at equity	—	—	—	—
Right-of-use assets, net	10,308	51,785	(850)	55,725
Deferred costs and other assets	(24,663)	1,212,574	(22,069)	1,345,451
Total assets	$(1,236,179)	$6,444,088	$(560,690)	$5,201,464
LIABILITIES:
Mortgages and unsecured indebtedness	$(495,285)	$7,526,711	$(239,117)	$6,291,553
Accounts payable, accrued expenses, intangibles, and deferred revenues	(31,586)	516,312	(20,680)	455,267
Cash distributions and losses in unconsolidated entities, at equity	—	(1,808,807)	—	(1,746,426)
Dividend payable	—	—	—	—
Lease liabilities	(13,453)	52,613	(850)	51,378
Other liabilities	(52,437)	157,259	(50,501)	149,692
Total liabilities	(592,761)	6,444,088	(311,148)	5,201,464
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	$(261,290)	$—	$(227,967)	$—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(382,128)	—	(21,575)	—
Total equity	(382,128)	—	(21,575)	—
Total liabilities and equity	$(1,236,179)	$6,444,088	$(560,690)	$5,201,464

2Q 2026 SUPPLEMENTAL	42

GUIDANCE RECONCILIATION
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated Real Estate FFO per diluted share:
	LOW END	HIGH END
FOR THE YEAR ENDING DECEMBER 31, 2026
Estimated net income attributable to common stockholders per diluted share	$6.47	$6.57
Add: Depreciation and amortization including Simon’s share of unconsolidated entities	6.45	6.45
Less: Gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interest in unconsolidated entities and impairment, net*	(0.15)	(0.15)
Estimated FFO per diluted share	$12.77	$12.87
Add: Loss due to disposal, exchange or revaluation of equity interests, net*	0.04	0.04
Add: Other platform investments, net of tax*	0.31	0.31
Add: Unrealized losses in fair value adjustments of the Klépierre exchangeable bonds*	0.08	0.08
Estimated Real Estate FFO per diluted share	$13.20	$13.30

*
Amounts represent year-to-date actual results for the respective line items. The Company is not providing guidance for these line items.

2Q 2026 SUPPLEMENTAL	43